UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2012 (June 6, 2012)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia		22042-4513
(Address of Principal Executive Offices)		(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(e) On June 6, 2012, General Dynamics Corporation (the “Company”) announced that Jay L. Johnson, chairman and chief executive officer, has advised the board of directors that he will retire as chairman and chief executive officer effective December 31, 2012. In connection with the retirement, the Company and Mr. Johnson have entered into a Retirement Agreement and a post-retirement Consulting Agreement. The principal terms of the agreements provide that:

•	Mr. Johnson will receive a cash bonus in the amount of $3,600,000, in respect of his services during the calendar year 2012, paid in accordance with the Company’s executive compensation program;

•	Equity awards held by Mr. Johnson as of June 6, 2012, will be treated as follows:

•

Vesting restrictions on shares of restricted stock will lapse as of the Retirement Date (as defined in the Agreement), and the shares of restricted stock will be released on the original release dates;

•

Vesting restrictions on performance restricted stock units will lapse as of the Retirement Date, and the units will be adjusted in accordance with the applicable performance metric and will be settled on the original settlement dates;

•	Stock options will vest on their original vesting dates and will remain exercisable until the earlier to occur of the original expiration date or four years from the Retirement Date;

•	The Company will reimburse Mr. Johnson for income tax planning and preparation expenses up to $5,000 per year for expenses accrued in each of calendar year 2013 and calendar year 2014;

•

Mr. Johnson and his eligible dependents may continue to participate in the Company’s medical, dental and vision insurance at active employee rates until December 31, 2013, and the Company will continue to provide Mr. Johnson’s current life insurance benefits for life, subject to a reduction factor in accordance with the Company’s policies in effect from time to time;

•	Mr. Johnson will receive a lump sum payment of $825,000 for consulting services to be provided to the Company until June 30, 2013, pursuant to the terms of the separate Consulting Agreement; and

•	The Company will provide Mr. Johnson with office space and administrative support in the Washington, D.C. area until June 30, 2013.

The Retirement Agreement also contains provisions regarding non-competition and non-solicitation by Mr. Johnson for six months following his retirement.

The foregoing summary of the terms and conditions of the Retirement Agreement and Consulting Agreement is qualified in its entirety by reference to the full text of the agreements, which are attached hereto as Exhibit 10.1 (the Consulting Agreement is attached as Schedule C to the Retirement Agreement).

(c) In addition, on June 6, 2012, the board of directors elected Phebe N. Novakovic as Mr. Johnson’s successor. Ms. Novakovic, age 54, will assume the position of chairman and chief executive officer upon Mr. Johnson’s retirement. Ms. Novakovic was appointed president and chief operating officer on May 2, 2012, and served as executive vice president of Marine Systems from May 2010 to May 2, 2012. Ms.

Novakovic served as senior vice president, planning and development from July 2005 to May 2010, and vice president of strategic planning from October 2002 to July 2005. Ms. Novakovic was elected by the Company’s shareholders to the board of directors on May 2, 2012.

A copy of the press release announcing Mr. Johnson’s retirement and Ms. Novakovic’s appointment is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Retirement Agreement dated June 6, 2012, between Jay L. Johnson and General Dynamics Corporation

99.1	General Dynamics press release dated June 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Kimberly A. Kuryea
Kimberly A. Kuryea Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: June 6, 2012